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EXHIBIT (b)

                            RREEF SECURITIES TRUST

                                    BYLAWS


          These Bylaws of RREEF Securities Trust (the "Trust"), a Delaware business trust, are subject to the Declaration of Trust of the Trust dated September 15, 1999, as from time to time amended, supplemented or restated (the "Trust Instrument"). Capitalized terms used herein that are defined in the Trust Instrument are used as therein defined.

                                   ARTICLE X

                               PRINCIPAL OFFICE
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          The principal office of the Trust shall be located in such location as the Trustees may from time to time determine. The Trust may establish and maintain such other offices and places of business as the Trustees may from time to time determine.

                                  ARTICLE XI

                          OFFICERS AND THEIR ELECTION
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Section 11.1  Officers.  The officers of the Trust shall be a President, a
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     Treasurer, a Secretary, and such other officers as the Trustees may from time to time elect. It shall not be necessary for any officer to be a holder of Shares in the Trust.

Section 11.2  Election of Officers.  A single person may hold two or more
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     offices. Subject to the provisions of Section 2.3 hereof, the officers shall hold office until their successors are chosen and qualified and serve at the pleasure of the Trustees.

Section 11.3  Resignations.  Any officer of the Trust may resign by filing a
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     written resignation with the President, the Secretary or the Trustees, which resignation shall take effect on being so filed or at such later time as may be therein specified.

                                  ARTICLE XII

                   POWERS AND DUTIES OF OFFICERS AND TRUSTEES
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Section 12.1  President.  The President shall be the chief executive officer of
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     the Trust. Subject to the direction of the Trustees, the chief executive officer shall have general administration of the business and policies of the Trust. Except as the Trustees may otherwise order, the chief executive officer shall have the power to (i) grant, issue, execute or sign such powers of attorney, proxies, agreements or other documents as may be deemed advisable or necessary in the furtherance of the interests of the Trust or any Series thereof and (ii) employ attorneys, accountants and other advisers and agents and counsel for the Trust.

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Section 12.2  Treasurer. The Treasurer shall be the principal financial and
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     accounting officer of the Trust and shall deliver all funds and securities of the Trust which may come into his or her hands to such company as the Trustees shall employ as custodian in accordance with the Trust Instrument and applicable provisions of law. The Treasurer shall (i) make annual reports regarding the business and condition of the Trust, which reports shall be preserved in Trust records, and (ii) furnish such other reports regarding the business and condition of the Trust as the Trustees may from time to time require. The Treasurer shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

Section 12.3  Secretary.  The Secretary shall record, in books kept for the
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     purpose, all votes and proceedings of the Trustees and the Shareholders at their respective meetings and shall have the custody of the seal of the Trust, if any. The Secretary shall perform such additional duties as the Trustees or the chief executive officer may from time to time designate.

Section 12.4  Vice President.  Any Vice President of the Trust shall perform
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     such duties as the Trustees or the chief executive officer may from time to time designate. At the request or in the absence or disability of the President, the most senior Vice President present and able to act may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 12.5  Assistant Treasurer.  Any Assistant Treasurer of the Trust shall
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     perform such duties as the Trustees or the Treasurer may from time to time designate, and, in the absence of the Treasurer, the most senior Assistant Treasurer present and able to act may perform all the duties of the Treasurer.

Section 12.6  Assistant Secretary.  Any Assistant Secretary of the Trust shall
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     perform such duties as the Trustees or the Secretary may from time to time designate, and, in the absence of the Secretary, the most senior Assistant Secretary present and able to act may perform all the duties of the Secretary.

Section 12.7  Subordinate Officers.  The Trustees from time to time may appoint
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     such other officers or agents as they may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Trustees may determine.

Section 12.8  Surety Bonds.  The Trustees may require any officer or agent of
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     the Trust to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, or rules and regulations promulgated thereunder) in such sum and with such surety or sureties as the Trustees may determine, conditioned upon the faithful performance of his duties to the Trust including responsibility for negligence and for the accounting of any of the Trust's property, funds, or securities that may come into his hands.

Section 12.9  Removal.  The Trustees may remove any officer from office at any
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     time.

Section 12.10 Remuneration.  The salaries or other compensation, if any, of the
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     officers of the Trust shall be fixed from time to time by resolution of the
     Trustees.

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                                 ARTICLE XIII

                            SHAREHOLDERS' MEETINGS
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Section 13.1  Notices.  Notices of any meeting of the Shareholders shall be
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     given by the Secretary by delivering or mailing, postage prepaid, to each
     Shareholder entitled to vote at said meeting, written or printed notification of such meeting at least fifteen (15) days before the meeting, to such address as may be registered with the Trust by the Shareholder. Notice of any Shareholder meeting need not be given to any Shareholder if a written waiver of notice, executed before or after such meeting, is filed with the record of such meeting, or to any Shareholder who shall attend such meeting in person or by proxy. Notice of adjournment of a Shareholders' meeting to another time or place need not be given, if such time and place are announced at the meeting or reasonable notice is given to persons present at the meeting.

Section 13.2  Voting; Proxies.  Subject to the provisions of the Trust
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     Instrument, Shareholders entitled to vote may vote either in person or by proxy, provided that either (i) an instrument authorizing such proxy to act is executed by the Shareholder in writing and dated not more than eleven
     (11) months before the meeting, unless the instrument specifically provides for a longer period or (ii) the Trustees adopt by resolution an electronic, telephonic, computerized or other alternative to execution of a written instrument authorizing the proxy to act, which authorization is received not more than eleven months before the meeting. Proxies shall be delivered to the Secretary of the Trust or other person responsible for recording the proceedings before being voted. A proxy with respect to Shares held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Trust receives a specific written notice to the contrary from any one of them. Unless otherwise specifically limited by their terms, proxies shall entitle the holder thereof to vote at any adjournment of a meeting. A proxy purporting to be exercised by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden or proving invalidity shall rest on the challenger. At all meetings of the Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualifications of voters, the validity of proxies, and the acceptance or rejection of votes shall be decided by the Chairman of the meeting. Except as otherwise provided herein or in the Trust Instrument, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

Section 13.3  Closing of Transfer Books; Record Dates.  The Trustees may fix the
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     time, not exceeding twenty (20) days preceding the date of any meeting of
     Shareholders, any dividend payment date or any date for the allotment of rights, during which the books of the Corporation shall be closed against transfers of stock. If such books are closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting. In lieu of providing for the closing of the books against transfers of stock as aforesaid, the Trustees may fix, in advance, a date, not exceeding one hundred (100) days and not less than ten (10) days preceding any dividend payment date or any date for the

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     allotment of rights, as a record date for the determination of the
     Shareholders entitled to notice of and to vote at such meeting, or entitled to receive such dividends or rights, as the case may be; and only Shareholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be.

Section 13.4  Conduct of Shareholders' Meeting.  The meetings of the
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     Shareholders shall be presided over by the Chairman of the Board or, if the
     Chairman shall not be present then by the President or, if the President shall not be present, then by a Vice President or, if no Vice President is present, then by a chairman to be elected at the meeting. The Secretary of the Trust, if present, shall act as Secretary of such meeting, or if the Secretary is not present, an Assistant Secretary shall so act; if neither the Secretary nor an Assistant Secretary is present, then the presiding officer shall appoint a secretary.

Section 13.5  Validity of Proxies and Ballots.  At every meeting of the
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     Shareholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the secretary of the meeting, who shall decide all questions touching on the qualification of voters, the validity of the proxies, and the acceptance or rejection of votes.

Section 13.6  Place of Meeting.  Meetings of the Shareholders shall be held at
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     such places as the Trustees may designate.

                                  ARTICLE XIV

                         SHARES OF BENEFICIAL INTEREST
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Section 14.1  Share Certificate.  No certificates certifying the ownership of
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     Shares shall be issued except as the Trustees may otherwise authorize. The
     Trustees may issue certificates to a Shareholder of any Series or class thereof for any purpose and the issuance of a certificate to one or more Shareholders shall not require the issuance of certificates generally. In the event that the Trustees authorize the issuance of Share certificates, such certificate shall be in the form prescribed from time to time by the Trustees and shall be signed by the President or a Vice President and by the Treasurer, Assistant Treasurer, Secretary, or Assistant Secretary. Such signatures may be facsimiles if the certificate is signed by a Transfer Agent or shareholder services agent or by a registrar, other than a Trustee, officer or employee of the Trust. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the Trust with the same effect as if he or she were such officer at the time of its issue.

Section 14.2  Loss of Certificate.  In case of the alleged loss or destruction
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     or the mutilation of a Share certificate, a duplicate certificate may be issued in place thereof, upon such terms as the Trustees may prescribe.

Section 14.3  Discontinuance of Issuance of Certificates.  The Trustees may at
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     any time discontinue the issuance of Share certificates and may, by written notice to each Shareholder, require the surrender of Share certificates to the Trust for cancellation. Such surrender and cancellation shall not affect the ownership of Shares in the Trust.

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                                  ARTICLE XV

                              INSPECTION OF BOOKS
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          The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by law or otherwise by the Trustees.

                                  ARTICLE XVI

                                     SEAL
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          The seal of the Trust shall be circular in form bearing the inscription:

                      "The RREEF Securities Trust -- 1999

                            THE STATE OF DELAWARE"

          The form of the seal shall be subject to alteration by the Trustees and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced.

          Any officer or Trustee of the Trust shall have authority to affix the seal of the Trust to any document, instrument or other paper executed and delivered by or on behalf of the Trust; however, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of any document, instrument, or other paper executed by or on behalf of the Trust.

                                 ARTICLE XVII

                                  AMENDMENTS
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          These Bylaws may be amended from time to time by the Trustees.

                                 ARTICLE XVIII

                                   HEADINGS
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          Headings are placed in these Bylaws for convenience of reference only and, in case of any conflict, the text of these Bylaws rather than the headings shall control.

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